UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 18, 2010
QUIDEL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 552-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 18, 2010, the Compensation Committee of Quidel Corporation (the “Company”) approved the Company’s 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”). The 2010 Equity Incentive Plan provides for grants of equity awards to eligible employees of the Company, including the Company’s executive officers, subject to the terms described below and as set forth on Exhibit 10.1 hereto.
     Under the 2010 Equity Incentive Plan, each participating employee receives, at his or her election, an award in the form of either (i) 100% of the award dollar value in non-qualified stock options; or (ii) a split of the award dollar value equally (50/50) between non-qualified stock options and time-based restricted shares. In each case, the vesting period for both the non-qualified stock options and the time-based restricted shares is four years with the first 50% of such stock options and restricted shares vesting at the end of the second-year anniversary of the grant date and the remainder vesting 25% annually thereafter.
     In addition, on January 18, 2010, and subject to the Audit Committee’s review and confirmation of Company performance for 2009, the Compensation Committee approved the grant of discretionary cash awards to the Company’s executive officers as set forth on Exhibit 10.2 hereto, in light of (i) the Compensation Committee’s decision in 2009 not to adopt a cash incentive plan for that year; and (ii) the Company’s performance in 2009 exceeding certain targeted performance metrics (the “2009 Award Program”).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	2010 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.2	2009 Award Program Grants to the Company’s Executive Officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 22, 2010

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2010 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.2	2009 Award Program Grants to the Company’s Executive Officers.